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                                                                  EXHIBIT 10.46



                           T & W FINANCIAL CORPORATION

                             1997 STOCK OPTION PLAN

         1. Purpose. T & W FINANCIAL CORPORATION, a Washington corporation ("Company"), believes that its continued growth and success will depend upon its ability to obtain and retain the services of employees of the highest skills and competence. In order to obtain and retain such employees, and in order to provide incentives for effective service and high-level performance, the Company desires to adopt this 1997 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide selected employees, directors (subject to the restrictions contained in Sections 2 and 4), officers, consultants and independent contractors of the Company or of any parent or subsidiary (as defined in subsection 5.7 and referred to herein as "related corporations") thereof incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract, motivate, and retain the services of such employees, directors, officers, consultants and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or in the event the Board shall appoint and/or authorize a committee of the Board to administer the Plan, by such committee. The Board may designate two or more of its members of the Board as Plan Administrator. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator."

         In the event a member of the Board (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options under the Plan, no member of the Board or the committee shall vote with respect to the granting of an option hereunder to himself or herself.

         2.1 Procedures. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

         2.2 Authority and Responsibilities. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including (a) selection of the individuals to be granted options, (b) determine whether the option is an Incentive Stock Option or Non-Qualified Stock Option, (c) the number of shares to be subject to each option, (d) the exercise price, (e) the




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term of each option, (f) the vesting schedule of each option and (g) all other terms and conditions of the options. Grants under the Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of the Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options satisfy the requirements of Internal Revenue Code (the "Code") Section 422, the regulations thereunder, and any amendments thereto. The Plan Administrator shall have the exclusive authority, in its discretion, to correct any defect, omission or inconsistency in the Plan.

         3. Stock Subject To the Plan. The Shares subject to options under the Plan shall be shares of the Company's Common Stock (the "Common Stock"), authorized but unissued or subsequently acquired by the Company. Subject to the adjustments described in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed 1,000,000 shares as such Common Stock was constituted on the effective date of the Plan. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

         4. Eligibility. An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company, T&W Financial Company, L.L.C. or any related corporation. A nonqualified stock option may be granted to any employee, director, officer, consultant or independent contractor of the Company, T&W Financial Company, L.L.C. or any related corporation, whether an individual or an entity. Any party to whom an option is granted under the Plan shall be referred to as an "Optionee."

         5. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan. Notwithstanding the foregoing, options shall include the following terms and conditions:

                  5.1 Number of Shares and Exercise Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act




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in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options, and also provided that with respect to incentive stock options granted to greater than 10 percent shareholders, the exercise price shall be at least 110% of the fair market value on the date the incentive stock option is granted.

                  5.2 Type of Option. The Plan Administrator shall determine whether the option granted is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, each Option shall be a Non-Qualified Stock Option.

                  5.3 Term and Vesting Schedule. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10 percent shareholders, the term of each incentive stock option shall be as established by the Plan Administrator, and if not so established, shall be ten years from the date it is granted but in no event shall the term of any incentive stock option exceed ten years. The term of each nonqualified stock option shall be as established by the Plan Administrator, and if not so established, shall also be ten years. To ensure that the Company or related corporation will achieve the purposes and receive the benefits contemplated in the Plan, any option granted to any Optionee hereunder shall be exercisable according to the schedule and any restrictions, if any, set forth in each option agreement, or if no schedule is set forth in the individual agreement, then according to the following schedule:

                Period of Continuous
            Employment with the Company,
           T&W Financial Corporation, LLC
             or other affiliated entity
            After the Date the Option is                Portion of Option
                     Granted                             Which is Vested
           ------------------------------               -----------------
                  After 1st year                               20%
                  After 2nd year                               40%
                  After 3rd year                               60%
                  After 4th year                               80%
                  After 5th year                              100%

                  5.4 Exercise. Subject to the vesting schedule described in subsection 5.3 above and to any additional holding period required by applicable law, each option may be exercised in whole or in part as determined by the Plan Administrator and as further described in the written option agreement. During an




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Optionee's lifetime, any stock options granted under the Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.


                  5.5 Payment of Exercise Price and Withholding Tax. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, check or other consideration acceptable to the Plan Administrator. As long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, and to the extent permitted by the Plan Administrator and applicable laws and regulations, an Option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the exercise price.

         The Company or T&W Financial Corporation, LLC shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any governmental entity to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed.

                  5.6 Nontransferability; Restriction on Shares. No options granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any manner other than by a valid will or by the laws of descent or distribution, and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right, or privilege, the option and such rights and privileges shall immediately become null and void.

                  5.7 Termination of Relationship. If the Optionee's employment or contractual relationship with the Company or T&W Financial Corporation, LLC ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares of Common Stock for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan




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Administrator. If, in the case of an incentive stock option, an Optionee's employment or contractual relationship with the Company or T&W Financial Corporation, LLC changes (i.e., from employee to nonemployee) such change shall constitute a termination of any Optionee's employment and the Optionee's incentive stock option shall terminate in accordance with this subsection. Prior to the expiration of the three-month period following cessation of employment, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond the period specified above but not later than the expiration date of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

         If an Optionee is terminated for cause, which shall be determined exclusively by the Company in its sole discretion, any option granted hereunder shall automatically terminate as of the date of termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime, fraud, misconduct or disclosure of confidential information. If any Optionee's relationship with the Company or T&W Financial Corporation, LLC or any related entity is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder shall be suspended during the period of investigation.

         If an Optionee's relationship with the Company or any related corporation ceases because of total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in the Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and a physician, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and a physician have furnished their opinion of total disability to the Plan Administrator.

         For purposes of this subsection 5.7, a transfer of relationship between or among the Company or T&W Financial Corporation, LLC and/or any related entity shall not be deemed to constitute a cessation of relationship with the Company or any of its related corporations. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as




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determined by the Plan Administrator). The foregoing sentence notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave.

         As used herein, the term "related corporation," means T&W Financial Company L.L.C. and when referring to a subsidiary corporation, shall mean any corporation (other than Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than Company is owned by one of the other corporations in such chain.

                  5.8 Death of Optionee. If an Optionee dies while he or she has an employment or contractual relationship with the Company or any related corporation or within the three-month period (or twelve-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option may be exercised within 12 months after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                  5.9 Status of Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under the Plan unless and until such option has been exercised and such Optionee becomes a record holder of such shares.

                  5.10 Continuation of Employment. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any Optionee any right to continued employment with the Company, T&W Financial Corporation, LLC or of a related entity, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

                  5.11 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify or amend outstanding options granted under the Plan with the consent of the Optionee. Except as otherwise provided in the Plan, no outstanding option shall be amended or terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments




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made to outstanding incentive stock options granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code
Section 425(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                  5.12 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of the Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service (a) rules publicly, (b) issues a private letter ruling to the Company, any Optionee, or any legatee or personal representative of Optionee or (c) issues regulations changing or eliminating such annual limit.

         Section 6.  Greater Than 10 Percent Shareholders.

         6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under the Plan to employees who own more than 10 percent of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall not be less than 110 percent of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

         6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, limited liability company, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners, members or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.




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         Section 7. Adjustments Upon Changes in Capitalization. The Aggregate
number and class of shares for which options may be granted under the Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

         7.1 Effect of Liquidation, Reorganization or Change in Control.

                  7.1.1 Cash, Stock or Other Property For Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                  7.1.2 Conversion of Options on Stock for Stock Exchange. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted unto options to purchase shares of Exchange Stock by instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Plan




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Administrator or the Board, the vesting schedule set forth in the option agreement shall continue to apply for the Exchange Stock.

                  7.1.3 Acceleration Upon Change in Control. If at any time any "person" as such term is used in Sections 13(d) and 14(d) of the Securities & Exchange Act of 1934, as amended (other than (i) a fiduciary holding Common Stock under an employee benefit plan of the Company or (ii) beneficial owners of Common Stock as of August 1, 1997) becomes, after the effective date of the Plan, the beneficial owner, directly or indirectly, of more than 40% of the Common Stock then all Options granted under the Plan shall accelerate and become vested and exercisable for the duration of the term of the Option.

         7.2 Fractional Shares. In the event of any adjustments in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         7.3 Determination of Plan Administrator to Be Final. All Section 7 adjustments shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment made to an incentive stock option granted under the Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code
Section 422(b).

         Section 8. Securities Regulation. Shares shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of Company's counsel, such a representation is required by any relevant provisions of the aforementioned laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

         Section 9.  Amendment and Termination.




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         9.1 Board Action. The Board may at any tine alter, amend, suspend, or terminate the Plan, provided that except as set forth in Section 7, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will:

                  (a) increase the number of shares which are reserved for the issuance of options under the Plan; or

                  (b) materially modify the requirements as to eligibility for participation in the Plan.

         Any amendment made to the Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

         9.2 Automatic Termination. Unless sooner terminated by the Board, the Plan shall terminate ten years from the day the Company becomes a "public company" (as defined under the Washington Business Corporation Act). No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         Section 10. Effectiveness of the Plan. The Plan shall become effective on the day the Company becomes a "public company" (as defined under the Washington Business Corporation Act) provided that the Plan has been approved by the Company's shareholders.





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